       As filed with the Securities and Exchange Commission on November 21, 1996
                                               Registration Statement No. 333-__
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ATRIA COMMUNITIES, INC.
            (Exact name of registrant as specified in its charter)

            DELAWARE                                       61-1303738
    (state or other jurisdiction      (I.R.S. Employer Identification Number)
of  incorporation or organization)

                            515 WEST MARKET STREET
                          LOUISVILLE, KENTUCKY 40202
                   (Address of Principal Executive Offices)

                            ATRIA COMMUNITIES, INC.
                      1996 STOCK OWNERSHIP INCENTIVE PLAN
                           (Full title of the plan)

         W. PATRICK MULLOY, II                              COPY TO:
 President and Chief Executive Officer                  IVAN M. DIAMOND
        Atria Communities, Inc.                 Greenebaum Doll & McDonald, PLLC
        515 West Market Street                      3300 National City Tower
      Louisville, Kentucky  40202                  Louisville, Kentucky 40202
(Name and address of agent for service)                  (502) 589-4200
            (502) 596-7540
(Telephone number, including area code,
         of agent for service)

                                   __________
                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                            Proposed             Proposed maximum
Title of securities     Amount to be        maximum offering     aggregate offering     Amount of
to be registered        registered          price per share*     price*                 registration fee

==========================================================================================================
Common Stock, par       950,000 shares      $11.00               $10,450,000            $3,166.67
value $.10 per share
----------------------------------------------------------------------------------------------------------

*Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, and is based on the average of the high and low prices per share as reported on the National Association of Securities Dealers - National Market System on November 18, 1996.

     The Exhibit Index is located on page 10 of this Registration Statement.
               This Registration Statement consists of 12 pages.

                                    PART II
                                    -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
------    ----------------------------------------

          The following documents filed by Atria Communities, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") (File No. 0-21159) are incorporated into this Registration Statement by reference:

          (a) Registrant's Final Prospectus dated August 20, 1996 (Reg. No. 333-06907).

          (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

          (c) Registrant's Current Reports on Form 8-K dated August 26, 1996 and October 11, 1996.

          (d) The description of Registrant's shares of Common Stock, par value $.10 per share (the "Common Stock"), contained in Amendment No. 2 to the Registration Statement filed by the Registrant with the Commission on Form 8-A, dated August 20, 1996; and all other amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

          All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the filing date of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES.
------    --------------------------

          The Common Stock of the Registrant is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
-------   ---------------------------------------

          William C. Ballard Jr., a director of the Registrant, is of counsel to the firm of Greenebaum Doll & McDonald, PLLC and as of October 31, 1996 beneficially owned 10,500 shares of Registrant's Common Stock. Greenebaum Doll & McDonald, PLLC, Louisville, Kentucky, has rendered the opinion as to the validity of the securities being registered hereunder.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
-------   ------------------------------------------

          (a)  Elimination of Certain Liability.  Pursuant to Article IX of the
               --------------------------------
Registrant's Restated Certificate of Incorporation ("Article IX"), a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.
Article IX states that if the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this section of Article IX shall not adversely effect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

          (b)  Right to Indemnification. Subject to Section C of Article IX of
               ------------------------
the Registrant's Restated Certificate of Incorporation, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as in effect from time to time ("ERISA"), penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The Registrant may, by action of its Board of Directors, provide indemnification to other employees or agents of the Registrant with the same scope and effect as the indemnification of directors and officers pursuant to Article IX.

          (c)  Procedure for Indemnification. Any indemnification under Article
               -----------------------------
IX of the Registrant's Restated Certificate of Incorporation (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding (the "Disinterested Directors"), or
(ii) if such a quorum of Disinterested Directors is not obtainable, or, even if obtainable, a quorum of Disinterested Directors so directs, by independent legal counsel and a written opinion, or (iii) by the stockholders. The majority of Disinterested Directors may, as they deem appropriate, elect to have the Registrant indemnify any other employee, agent or other person acting for or on behalf of the Registrant.

          (d)  Advances for Expenses.  Costs, charges and expenses (including
               ---------------------
attorneys' fees) incurred by a director or officer of the Registrant, or such other person acting on behalf of the Registrant as determined in accordance with Section C of Article IX of the Registrant's Restated Certificate of Incorporation, in defending a civil or criminal action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or other person to repay all amounts so advanced in the event that it shall ultimately be determined that such director, officer or other person is not entitled to be indemnified by the Registrant as authorized in
Article IX or otherwise.

          (e)  Right of Claimant to Bring Suit.  If a claim under sections of
               -------------------------------
Article IX of the Registrant's Restated Certificate of Incorporation is not paid in full by the Registrant within 30 days after a written claim has been received by the Registrant, the claimant may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Registrant) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Registrant to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Registrant. Neither the failure of the Registrant (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Registrant (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (f)  Other Rights; Continuation of Right to Indemnification.  The
               ------------------------------------------------------
indemnification and advancement of expenses provided by Article IX of the Registrant's Restated Certificate of Incorporation shall not be deemed exclusive of any other rights to which a claimant may be entitled under any law (common or statutory), by-law, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in his or her official capacity and as to any action in another capacity while holding office or while employed by or acting as agent for the Registrant, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under Article IX shall be deemed to be a contract between the Registrant and each director and officer of the Registrant who serves or served in such capacity at any time while Article IX is in effect. Any repeal or modification of Article IX or any repeal or modification of relevant provisions of the General Corporation Law of the State of Delaware or any other applicable law shall not in any way diminish any rights to indemnification of such director, officer or the obligations of the Registrant arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of Article IX, references to "the Registrant" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of
Article IX of the Registrant's Restated Certificate of Incorporation, with respect to the resulting or surviving corporation, as such person would if such person had served the resulting or surviving corporation in the same capacity.

          (g)  Insurance.  The Registrant may maintain insurance, at its
               ---------
expense, to protect itself and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

          (h)  Severability.  If any provision or provisions of Article IX of
               ------------
the Registrant's Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of Article IX (including, without limitation, each portion of any paragraph of Article IX containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of Article IX (including, without limitation, each such portion of any paragraph of Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
-------  ------------------------------------

     Not applicable.

ITEM 8.  EXHIBITS.
-------  ---------

     See Exhibit Index.

ITEM 9.  UNDERTAKINGS.
-------  -------------

(a)  Rule 415 offerings.
     ------------------

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings incorporating subsequent Exchange Act documents by reference.
     --------------------------------------------------------------------

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Filing of Registration Statement on Form S-8.
     --------------------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on November 21, 1996.


                                    ATRIA COMMUNITIES, INC.

                                    By:     /s/ W. Patrick Mulloy, II
                                         ----------------------------
                                         W. Patrick Mulloy, II
                                         Chief Executive Officer,
                                         President and Director


     KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS W. PATRICK MULLOY, II AND J. TIMOTHY WESLEY, AND EACH OF THEM WITH FULL POWER TO ACT WITHOUT THE OTHER, HIS OR HER TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS OR POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE OR NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT EACH SUCH ATTORNEY-IN-FACT AND AGENT, OR HIS OR HER SUBSTITUTE, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the date indicated.

NAME AND SIGNATURE            TITLE                     DATE
/s/ W. Bruce Lunsford         Chairman of the Board     November 21, 1996
----------------------------
W. Bruce Lunsford

/s/ W. Patrick Mulloy, II     Chief Executive Officer,  November 21, 1996
----------------------------
W. Patrick Mulloy, II         President and Director

/s/ J. Timothy Wesley            Chief Financial Officer,           November 21, 1996
-----------------------------
J. Timothy Wesley                Vice President of Development and
                                 Secretary (Chief Financial
                                 and Accounting Officer)


/s/ Sandra Harden Austin         Director                           November 21, 1996
-----------------------------
Sandra Harden Austin

/s/ William C. Ballard Jr.       Director                           November 21, 1996
-----------------------------
William C. Ballard Jr.

/s/ Peter J. Grua                Director                           November 21, 1996
-----------------------------
Peter J. Grua

/s/ Thomas T. Ladt               Director                           November 21, 1996
-----------------------------
Thomas T. Ladt

/s/ R. Gene Smith                Director                           November 21, 1996
-----------------------------
R. Gene Smith

                                 EXHIBIT INDEX
                                 -------------


                                                                        Page No.
                                                                        -------

5.      Opinion of Greenebaum Doll & McDonald, PLLC.                        11

23.1    Consent of Ernst & Young LLP.                                       12

23.2    Consent of Greenebaum Doll & McDonald,  PLLC
        (included in Exhibit 5).

24. Power of Attorney. (Included on signature page of Registration Statement on Form S-8).

99.     Atria Communities, Inc. 1996 Stock Ownership
        Incentive Plan.  Exhibit 10.5 to the Registrant's
        Registration Statement on Form S-1
        (Reg. No. 333-06907) is hereby incorporated by reference.